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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 4, 1997



                                   SITEL CORPORATION
                (Exact name of registrant as specified in its charter)



    Minnesota                         1-12577                47-0684333
(State or jurisdiction of         (Commission File        (I.R.S. Employer
incorporation or organization)         Number)             Identification
                                                                No.)



                                 13215 Birch Street
                               Omaha, Nebraska 68164
                                  (402) 963-6810
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   ____________________________________________












     This 8-K consists of 3 pages.
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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On March 4, 1997, in connection with the acquisition of all of the outstanding shares of Levita Group Pty Limited ("Levita"), a New South Wales corporation, by an affiliated company of the registrant, the registrant issued 683,687 shares of its Common Stock to the owners of Levita in satisfaction of A$17,380,000 of the acquisition price. The issued shares were sold outside the United States in reliance on multiple exemptions from registration, including without limitation Regulation S.

     On March 18, 1997, in connection with the acquisition of all of the outstanding shares of The L & R Group Limited ("L & R"), a United Kingdom corporation, by an affiliated company of the registrant, the registrant issued 78,510 shares of its Common Stock to the owners of L & R in satisfaction of UK$863,671 of the acquisition price. The issued shares were sold outside the United States in reliance on multiple exemptions from registration, including without limitation Regulation S.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  April 16, 1997           SITEL Corporation


                               By:  /s/ Barry S. Major
                                  __________________________
                                  Barry S. Major,
                                  Executive Vice President-Finance
                                  and Chief Financial Officer